UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  September 19, 2016
(Earliest Event Date requiring this Report:  September 19, 2016)
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

CAPSTONE COMPANIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Florida	000-28831	84-1047159
(State of Incorporation	(Commission File No.)	(I.R.S. Employer Identifica tion No.)
or organization)

350 Jim Moran Blvd.
Suite 120
Deerfield Beach, Florida 33442
(Address of principal executive offices)

(954) 570-8889
(Registrant's telephone number, including area code)

Item 8.01 Other Items.

As previously reported, Capstone Companies, Inc., a Florida corporation, ("Company") has received loans from Company directors or officers from time to time to fund working capital needs, which working capital needs could not be timely or fully funded from other sources.

On September 19, 2016, the disinterested directors of the Board of Directors of the Company approved the use of up to $750,000 dividend distribution from Capstone Industries, Inc., a Florida corporation and a wholly owned subsidiary of the Company, to pay down working capital loans made by Stewart Wallach and Jeffrey Postal to the Company.  Mr. Wallach is the Chief Executive Officer and Chairman of the Board of Directors of the Company and Mr. Postal is a director of the Company. The proposed use of the cash dividend was also approved by disinterested directors of the Company under the Company's related party transaction guidelines. After the pay down, the remaining loans will have an aggregate outstanding principal balance of $998,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE COMPANIES, INC., A FLORIDA CORPORATION

Date:    September 19, 2016

By: /s/ James McClinton
James McClinton, Chief Financial Officer